Exhibit 99.1

            Dillard's, Inc. Reports Second Quarter Results

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Aug. 18, 2004--Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") today announced operating results for its second quarter ended July 31, 2004. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information".
    Net loss for the 13 weeks ended July 31, 2004 was $26.0 million ($0.31 per basic and fully diluted share) compared to net loss of $50.4 million ($0.60 per basic and fully diluted share) for the 13 weeks ended August 2, 2003. During the 13 weeks ended August 2, 2003, the Company recorded $17.1 million ($10.9 million after-tax, or $0.13 per basic and fully diluted share) for asset impairment and store closing charges related to certain stores. Additionally, during the second quarter of 2003, the Company recorded a call premium resulting in additional interest expense of $15.6 million ($10.0 million after-tax or $0.12 per basic and fully diluted share) associated with a $125.9 million call of debt.
    Highlights of the quarter ended July 31, 2004 include the following:

    -- Improvement in gross margin performance of 30 basis points of sales - However, the improvement was insufficient to cover negative sales leverage, as the Company experienced a comparable store sales decline of 3% during the quarter.

    -- Inventory in comparable stores declined 2% compared to inventory position at August 2, 2003.

    -- Decrease in advertising, selling, general and administrative expenses of $7.7 million compared to the second quarter of 2003.

    -- Decrease in interest expense of $6.3 million excluding a $15.6 call premium recorded during the 13 weeks ended August 2, 2003.

    Sales

    Sales for the 13 weeks ended July 31, 2004 were $1.671 billion compared to sales for the 13 weeks ended August 2, 2003 of $1.721 billion, a decrease of 3%. Sales in comparable stores for the 13-week period also decreased 3%.

    Gross Margin/Merchandise Initiatives

    Gross margin performance for the 13 weeks ended July 31, 2004 improved 30 basis points as a percentage of sales. Gross margin improvement was driven by improved levels of markups partially offset by higher levels of markdowns, as the Company worked to maintain control over inventory levels in a period of declining sales. Inventory position at July 31, 2004 in comparable stores declined 2% compared to inventory position at August 2, 2003.
    The Company continues to focus on improving its merchandise mix in an effort to create more differentiation from its peers. These efforts include:

    -- Introducing new, younger-focused and more upscale national brands.

    -- Increasing storewide penetration of exclusive brands, with special emphasis on presenting more fashion-forward and upscale exclusive brands.

    -- Eliminating or de-emphasizing brands that are not performing with satisfactory sales and gross margins from both national and exclusive brand sources.

    -- Fine-tuning merchandise mix by store location to meet the differing needs of the local demographic.

    Storewide sales penetration of exclusive brand merchandise for the 26-week period ended July 31, 2004 was 22.1% compared to 18.8% during the 26-week period ended August 2, 2003.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general expenses declined $7.7 million during the 13 weeks ended July 31, 2004. The Company achieved notable savings in bad debt expense of $9.5 million as a result of improvement in the quality of the Company's credit card portfolio as well as lower average accounts receivable balances. Savings in bad debt expense, combined with decreases in supply expense, services purchased and communication expense were partially offset by increases in payroll, advertising expense and property taxes. Advertising, selling, administrative and general expenses increased 40 basis points as a percentage of sales due to negative comparable store sales during the second quarter of 2004.

    Debt/Interest Expense

    Interest and debt expense declined to $37.5 million during the 13 weeks ended July 31, 2004 from $59.4 million for the 13 weeks ended August 2, 2003. During the second quarter of 2003, the Company recorded a call premium resulting in additional interest expense of $15.6 million ($10.0 million after-tax or $0.12 per basic and fully diluted share) associated with a $125.9 million call of debt. Excluding this call premium, interest expense declined $6.3 million during the 13 weeks ended July 31, 2004 as a result of the Company's continued debt reduction.
    At July 31, 2004, $122.0 million in short-term debt was outstanding under the Company's $400 million account receivable conduit facilities, and there were no short-term borrowings under the $1 billion revolving credit facility. On Monday, August 2, 2004, the Company retired $163.4 million of its maturing 6.43% notes.
    Dillard's expects to fund its cyclical working capital needs through a combination of financing from its accounts receivable securitization conduit facilities and its revolving credit facility. The Company expects that its peak working capital requirements during fiscal 2004 will be approximately $500 million.
    At July 31, 2004, letters of credit totaling $100.1 million were outstanding under the Company's $1 billion revolving credit facility.

    Definitive Agreement - Dillard National Bank

    On August 8, 2004, the Company announced it has entered into a definitive agreement to sell substantially all the assets of Dillard National Bank, the Company's private label credit card subsidiary, to GE Consumer Finance for approximately $1.25 billion, which includes the assumption of $400 million of securitization liabilities, the purchase of owned accounts receivable and an undisclosed premium. Dillard's expects to use net proceeds to reduce debt outstanding, to repurchase its common stock and for general corporate purposes. Dillard's expects the transaction to be accretive to fiscal 2005 earnings per share.
    As part of the transaction, Dillard's and GE Consumer Finance will also enter into a long-term marketing and servicing alliance with an initial term of 10 years. Dillard's and GE Consumer Finance will share in the income generated by the long-term marketing and servicing alliance. Depending upon the performance of the alliance, Dillard's anticipates that income generated could be comparable to the earnings currently generated by Dillard National Bank. The transaction is expected to close by the end of the current fiscal year, subject to customary regulatory review and closing conditions.

    Impact of Hurricane Charley

    Hurricane Charley interrupted operations in the Company's Florida stores on Friday, August 13, 2004. Fourteen stores were closed on Friday prior to the storm's arrival. Of those, 12 were opened for business on Saturday and one was opened on Sunday. Two additional stores that closed on Saturday, following the storm, were opened on Monday. The Company's Port Charlotte location remains closed. Property damage was minimal and was limited to minor water and roof damage. Dillard's operates 43 stores in Florida.

    Store Openings/Closings

    On August 4, 2004, the Company opened its new store at Jordan Creek Town Center in West Des Moines, Iowa. The newly constructed Dillard's store, measuring 200,000 square feet, marks the Company's fifth Iowa location.
    During the 13 weeks ended July 31, 2004, Dillard's announced the upcoming closure of Spectrum Mall in Phoenix, Arizona. The store has most recently operated as a clearance unit and is expected to close in the fall of 2004.
    At July 31, 2004, the Company operated 329 Dillard's locations spanning 29 states.


                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)

                                     Thirteen-Week Period Ended
                               ---------------------------------------
                                  July 31, 2004     August 2, 2003
                               ---------------------------------------
                                           % of                % of
                                Amount   Net Sales  Amount   Net Sales
                               --------- --------- --------- ---------
                                   (Unaudited)         (Unaudited)
Net sales                      $1,671.4         -  $1,721.5         -
Total revenues                  1,730.1     103.5%  1,780.4     103.4%
Cost of sales                   1,145.8      68.6   1,186.4      68.9
Advertising, selling,
 administrative and general
 expenses                         500.1      29.9     507.8      29.5
Depreciation and amortization      74.3       4.4      74.6       4.3
Rentals                            13.0       0.8      13.8       0.8
Interest and debt expense          37.5       2.2      59.4       3.5
Asset impairment and store
 closing charges                      -       0.0      17.1       1.0
                               ---------           ---------
  Total costs and expenses      1,770.7             1,859.1
                               ---------           ---------
Loss before income taxes          (40.6)     -2.4     (78.7)     -4.6
Income taxes                      (14.6)              (28.3)
                               --------- --------- --------- ---------
Net Loss                         $(26.0)     -1.6%   $(50.4)     -2.9%
                               ========= ========= ========= =========

Basic and diluted earnings
 per share                       $(0.31)             $(0.60)
                               =========           =========

Basic and diluted weighted
 average shares                    83.7                83.4
                               =========           =========


                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)


                                    Twenty Six-Week Period Ended
                               ---------------------------------------
                                  July 31, 2004     August 2, 2003
                               ---------------------------------------
                                           % of                % of
                                Amount   Net Sales  Amount   Net Sales
                               --------- --------- --------- ---------
                                   (Unaudited)         (Unaudited)
Net sales                      $3,525.8         -  $3,535.4         -
Total revenues                  3,641.9     103.3%  3,671.7     103.9%
Cost of sales                   2,333.3      66.2   2,398.4      67.8
Advertising, selling,
 administrative and general
 expenses                       1,009.9      28.6   1,017.5      28.8
Depreciation and amortization     148.5       4.2     148.6       4.2
Rentals                            26.7       0.8      27.9       0.8
Interest and debt expense          75.5       2.2     102.8       2.9
Asset impairment and store
 closing charges                    4.7       0.1      17.1       0.5
                               ---------           ---------
  Total costs and expenses      3,598.6             3,712.3
                               ---------           ---------
Income (loss) before income
 taxes                             43.3       1.2     (40.6)     (1.1)
Income taxes                       15.6               (14.6)
                               --------- --------- --------- ---------
Net Income (Loss)                 $27.7       0.8%   $(26.0)    (0.7)%
                               ========= ========= ========= =========

Basic and diluted earnings
 per share                        $0.33              $(0.31)
                               =========           =========

Weighted average shares:
  Basic                            83.6                84.0
                               =========           =========
  Diluted                          84.1                84.0
                               =========           =========


                   Dillard's, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                             (In Millions)

                                                   July 31,  August 2,
                                                     2004      2003
                                                   --------- ---------
Assets                                                 (Unaudited)
Current Assets:
  Cash and cash equivalents                           $82.8    $150.5
  Accounts receivable (net of allowance for
   doubtful accounts of $39.0 and $48.5)            1,036.6   1,159.3
  Merchandise inventories                           1,723.3   1,742.1
  Other current assets                                 32.3      40.7
                                                   --------- ---------
    Total current assets                            2,875.0   3,092.6

Property and equipment, net                         3,146.8   3,248.3
Goodwill                                               36.7      39.2
Other assets                                          171.5     126.2
                                                   --------- ---------

    Total Assets                                   $6,230.0  $6,506.3
                                                   ========= =========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses        $731.4    $764.9
  Other short-term borrowings                         122.0         -
  Current portion of long-term debt and capital
   leases                                             257.2     137.5
  Federal and state income taxes                      113.6      14.9
                                                   --------- ---------
    Total current liabilities                       1,224.2     917.3

Long-term debt and capital leases                   1,772.2   2,037.1
Other liabilities                                     150.4     138.1
Deferred income taxes                                 616.3     669.9
Guaranteed preferred beneficial interests in the
  Company's subordinated debentures                   200.0     531.6
Stockholders' equity                                2,266.9   2,212.3
                                                   --------- ---------

    Total Liabilities and Stockholders' Equity     $6,230.0  $6,506.3
                                                   ========= =========


                     Other Financial Information
                            (In Millions)
                             (Unaudited)
                                                   July 31,  August 2,
                                                     2004      2003
                                                   --------- ---------

Square footage                                         56.1      55.9
                                                   ========= =========
Capital expenditures:
  13 weeks ended                                      $59.2     $56.7
  26 weeks ended                                      102.0      98.2


    Supplemental Information

    Sales by Month

    Sales performance by month for the second quarter occurred as follows:


                                                   Total   Comparable
                                                 ---------------------
May                                                 -5%        -5%
June                                                -1%        -1%
July                                                -4%        -4%
Quarter 2                                           -3%        -3%



    Sales by Category

    During the 13 weeks ended July 31, 2004, sales in cosmetics, accessories, shoes and lingerie were above the Company average sales trend. Sales of home merchandise were slightly above trend. Sales of women's and juniors' apparel were in line with trend while below-trend performances were noted in the men's and children's categories.

    Sales by Region

    During the 13 weeks ended July 31, 2004, sales in the Eastern region were stronger than the Company average sales trend. Sales in the Western region were slightly above trend, and the Central region reported below-trend sales.

    Estimates for 2004

    The Company is updating the following estimates for certain income statement items for the fiscal year ended January 29, 2005 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward-Looking Information".


                                                In Millions
                                                -----------
                                            2004           2003
                                          Estimated       Actual
                                          ---------       ------

Depreciation and amortization               $295           $291
Rental expense                                61             64
Interest and debt expense                    150            181
Capital expenditures                         270            227



    Forward-Looking Information

    The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the Company's merchandise strategies, funding of cyclical working capital needs, definitive agreement to sell substantially all the assets of Dillard National Bank and the use of such proceeds, the accretive nature of that transaction, the performance of the long-term marketing and servicing alliance and the anticipation of income generated by that alliance, closing of the transaction, estimates of depreciation and amortization, rental expense, interest and debt expense and capital expenditures for fiscal year 2004 are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; trends in personal bankruptcies and charge-off trends in the credit card receivables portfolio; success in gaining regulatory review and approval of the definitive agreement to sell substantially all the assets of Dillard National Bank and the effectiveness of the performance of the resulting long-term marketing and servicing alliance with GE Consumer Finance; existing market conditions regarding the company's Class A Common Stock and debt available for use of proceeds from the transaction with GE Consumer Finance; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; fluctuations in LIBOR and other base borrowing rates; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.



    CONTACT: Dillard's, Inc.
             Julie J. Bull, 501-376-5965